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                                                                     EXHIBIT 3.1






                           ARTICLES OF INCORPORATION
                                       OF
                                 THE REGISTRANT
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                                    -1-




Form 2 - Sec. State 1987

                           ARTICLES OF INCORPORATION

     Executed by the undersigned for the purpose of forming a Wisconsin corporation under the "Wisconsin Business Corporation Law", Chapter 180 of the Wisconsin Statutes:

Article 1.

      The name of the corporation is International Monetary Systems, Ltd.



Article 2.

      The period of existence shall be perpetual


Article 3.

     The purposes shall be to engage in any lawful activities authorized by Chapter 180 of the Wisconsin Statutes.

Article 4.

     The number of shares which it shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, within a class is:


             Series                                       Par value per share or statement that
Class       (if any)             Number of shares             shares are without par value
-----       --------             ----------------             ----------------------------
                                     560,000                             $.01


Article 5.

     The preferences, limitation, designation, and relative rights of each class or series of stock, are

                  None

Article 6.

      The initial registered office is located in  Waukesha County, Wisconsin.

      The address of such registered office is 2323 South 133rd Street
                                               New Berlin, WI  53151

      The complete address, including street and number, if assigned, and the ZIP code, must be stated.

Article 7.

      The name of initial registered agent at such registered office is Donald F. Mardak

      -SEE INSTRUCTIONS AND SUGGESTIONS
       ON PAGES 3 AND 4 OF FORM-

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                                      -2-

Select ONE of the following. Cross out the ONE not selected.

Article 8.
The number of directors constituting the board of directors shall be fixed by by-law.

Article 9. (Use of Article 9 is optional--see instructions)

     The names of the initial directors are: Donald F. Mardak

Article 10. (Other provisions, if any)

Article 11.

     These articles may be amended in the manner authorized by law at the time of amendment.

Article 12.

     The name and address of incorporator (or incorporators) are:

         NAME                                ADDRESS
                              (street & number, city, state & ZIP code)

1) Donald F. Mardak           2323 South 133rd St., New Berlin, WI 53151
 ---------------------        ------------------------------------------

2)
 ---------------------        ------------------------------------------

3)
 ---------------------        ------------------------------------------

4)
 ---------------------        ------------------------------------------

Executed in duplicate on the 13th day of December, 1988

                              Donald F. Mardak
                              ---------------------
                              Donald F. Mardak

     All incorporators   {    ---------------------
                         {
        SIGN HERE        {    ---------------------
                         {
                         {    ---------------------

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NOTARY:  In completing this section, please specifically name the individual(s)
whose signature(s) you are witnessing. The name(s) you cite should agree in every particular with the printed or typewritten name(s) as it appears in
Article 12.  Affix your seal, sign and state commission expiration date.
STATE OF WISCONSIN
County of         SS.
     Personally came before me this 13th day of December A.D., 1988 the aforenamed incorporator(s) (1) Donald F. Mardak (2)__________(3)_______________
4)_____________ to me known to be the person(s) who executed the foregoing instrument, and acknowledged the same.

My commission           Timothy Bascom
   is permanent         Notary Public Signature              [                 ]
                        Timothy A. Bascom                    [     Notarial    ]
                        250 E. Wisconsin Ave., 1040          [       Seal      ]
                        Milwaukee, WI  53202                 [                 ]
                        (414) 291-0808
================================================================================
This document was drafted by Timothy A. Bascom (414) 291-0808 (See instructions)
        (Name of individual required by law) (Phone)  [ STATE OF WISCONSIN]
                       Please print or type           [       FILED       ]
================================================================================
                          INSTRUCTIONS AND SUGGESTIONS [   JAN 04 1989     ]
[ CONTENT OF THE FORM]                                 [DOUGLAS LA FOLLETTE]
[                    ]

A. Article 1. The name must contain "Corporation", "Incorporated", or "Limited" or the abbreviation of one of those words. Please list, in order of preference, a second and third choice name. (2)_________________________
     (3) ___________________________________________.

B. Article 2. Insert "perpetual", You may insert any limitation desired, but not indefinite or a word to imply an indefinite status. Corporate existence begins as of the date that the articles of incorporation are approved for filing by the Secretary of States's office.

C. Article 3. You may strike out the imprinted purposes clause and substitute a clause to cite particular purposes, should you so desire. (The statute expressly states that it is not necessary to enumerate the powers.)

D. Article 4. For the minimum filing fee, you may authorize 2,800 shares of no par value stock, or $56,000 of par value stock. Some quantity of capital stock is to be authorized. See instructions on "Filing fees" page 4, Item N.

E. Article 5. This means, in substance, that this article must show all the rights, privileges, and restrictions as between classes of stock and as between series of stock in any class. If desired, a provision may be inserted authorizing the directors to fix the variations in rights as to series of any class. If none, so specify.

F. Article 6 & 7. The corporation must have a registered office in Wisconsin and a registered agent at such registered office. The address of the registered office must be physical location. State street number and name, city and ZIP code in Wisconsin. P.O. Box addresses may be included as part of the address, but are insufficient alone.

G. Article 9. Sec. 180.53(1) provides that the initial board of directors may be named in the articles of incorporation.

H. Article 10. This space provided as a place in which to insert any desired material such as restricting preemptive rights, stock transfer restrictions, quorum provisions, etc.

                             (Continued on Page 4)
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ARTICLES OF INCORPORATION
MAIL RETURNED COPY TO:
     (FILL IN THE NAME AND ADDRESS HERE)
     -----------------------------------
          Timothy A. Bascom
          Law Offices of Timothy A. Bascom
          250 East Wisconsin Avenue,
               Suite 1040
          Milwaukee, WI 53202
     -----------------------------------
If a problem exists with the filing of this form, may we call you to attempt to resolve it? If so, please provide us with a phone number at which you can be reached during the day. ___-____.

                    INSTRUCTIONS AND SUGGESTIONS (Continued)

J. Article 12. Have the INCORPORATOR SIGN before a Notary Public. The number of incorporators may be one or more, but all the incorporators listed in the articles must sign. Make sure that both of the copies have ORIGINAL SIGNATURES. Carbon copy, xerox, or rubber stamp signatures are not acceptable. Notary must acknowledge incorporators names exactly as they are listed in Article 12. EXECUTION DATE AND NOTARY DATE MUST MATCH EXACTLY.

K. Notary public must SIGN AND AFFIX SEAL on both copies of the articles, and complete their statement in the area provided. Make sure that original signatures and seal impressions appear on both copies.

L. If the document is executed or acknowledged in Wisconsin, sec. 14.38(14) of the Wisconsin Statutes provides that it shall not be filed unless the name of the person (individual) who, or the governmental agency which, drafted it is printed, typewritten, stamped or written thereon in a legible manner.

   PREPARATION, FEES AND TRANSMITTAL

M. Prepare document in DUPLICATE ORIGINAL. Furnish Secretary of State two identical copies of the articles of incorporation. (Mailing address:
   Corporation Division, Secretary of State, P.O. Box 7846, Madison, WI 53707). One copy will be retained (filed) by Secretary of State and the other copy transmitted directly to the Register of Deeds of the county within which the corporation's initial registered office is located, together with your check for the recording fee. When the recording has been accomplished, the document will be returned to the address you furnish on the back of the form.

N. Two SEPARATE REMITTANCES are required.
   1) Send a FILING FEE of $70 (or more) payable to SECRETARY OF STATE with the articles of incorporation. $70 is the minimum fee and is sufficient for 2,800 shares of no par value stock, or $56,000 of par value stock. Add $1.25 more filing fee for each $1,000 (or fraction thereof) for par value stock in excess of $56,000, and/or 2 1/2 cents more filing fee for each share of no par value stock in excess of 2,800. Your cancelled check is your receipt for fee payment.
   2) Send a RECORDING FEE of $10 (or more) payable to REGISTER OF DEEDS with the articles of incorporation. Name the COUNTY within which the corporation's initial registered office is located. Recording fee for this standard form is $10. If you append additional pages, add $2 more recording fee for each additional page. Please furnish the fee for the Register of Deeds in check form to this office and we will transmit it to the Register of Deeds with the document for recording.